UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2014

COVISINT CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36088

Michigan (State or other jurisdiction of incorporation or organization)	26-2318591 (I.R.S. Employer Identification No.)
One Campus Martius, Suite 700, Detroit, Michigan (Address of Principal Executive Offices)	48226-5099 (Zip Code)
Registrant’s telephone number, including area code (313) 961-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 18, 2014, Covisint Corporation (the “Company”) entered into a new lease for its headquarters. The 11-year office building lease between the Company and Southfield HS Development LLC and Southfield HS RK LLC, as tenants-in-common, is for 33,786 square feet of office space at 26533 Evergreen Road, Southfield, Michigan.

The initial term of the lease is estimated to commence by May 15, 2015. The Company will be obligated to pay approximately $565,000 in annual rent, with annual escalators starting in the third year of the lease. Provided the Company is not in default of its lease obligations, the Company will not be charged for its first year of rental payments under the lease.

Pursuant to the lease, the Company has the option to extend the lease for two additional five-year terms at market price. In addition, provided that the Company meets certain conditions, it has a right of first refusal to lease additional space on adjacent floors on the same terms as the lease during the first three years of the term. The Company may terminate the lease or reduce the amount of space leased thereunder effective as of the seventh anniversary of commencement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVISINT CORPORATION

Date:	December 23, 2014	By:	/s/ Michael A. Sosin
		Name:	Michael A. Sosin
		Title:	Vice President, General Counsel and Secretary